UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 12, 2013

THERAGENICS CORPORATION®
(Exact name of registrant as specified in charter)

Delaware	001-14339	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)
(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01. Other Events.

On May 13, 2013, Theragenics Corporation (the “Company”) announced that it received a non-binding proposal on May 10, 2013 from Juniper Investment Company, LLC (“Juniper”) to acquire all of the Company’s outstanding common stock at a purchase price of $2.05 to $2.10 per share. On May 12, 2013, the Company received a revised proposal from Juniper setting forth a purchase price of $2.25 to $2.30 per share. In connection with the May 12, 2013 proposal, the Company entered into an agreement (“Letter Agreement”), dated May 12, 2013, to deal and negotiate exclusively with Juniper through June 11, 2013 regarding a merger transaction. During this period, the Company has agreed not to initiate, solicit, negotiate, discuss or enter into an agreement with or provide any information to any third party with respect to any alternative business combination. The foregoing description of the Letter Agreement is qualified by reference to the text of the Letter Agreement, which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 13, 2013 of Theragenics Corporation.
99.2	Letter Agreement dated May 12, 2013 by and between Juniper Investment Company, LLC and Theragenics Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Theragenics Corporation (Registrant)

Dated:	May 13, 2013

By:	/s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 13, 2013 of Theragenics Corporation.
99.2	Letter Agreement dated May 12, 2013 by and between Juniper Investment Company, LLC and Theragenics Corporation.